Exhibit 10.31

Contract No.: FIBCDDBO8-0012

Administration Department of

Fiberxon (Chengdu) Technology Co., Ltd

Lease Contract on Standard Factory Buildings in

Sichuan Chengdu Export Processing Zone

Contract No.:

Party A (Landlord):	Chengdu Gaoxin Construction Development Co., Ltd.
Party B (Tenant):	Fiberxon (Chengdu) Technology Co., Ltd.
Party C (Administrator):	Administration Office of Sichuan Chengdu Export Processing Zone

In according with the Contract Law of the People’s Republic of China and pertinent rules and regulations, Party A, Party B and Party C have reached an agreement through friendly consultation and shall be bound by the following terms and conditions. Party A hereby appoints Party C to manage its standard factory buildings in Sichuan Chengdu Export Processing Zone (West Side) and lease them to Party B for its use. Party B hereby agrees to rent the standard factory buildings of Party A. Party A and Party C shall exercise their rights and perform their obligations respectively according to the terms and conditions under the Contract on Entrusted Operations of Standard Factory Buildings and Supervised Warehouse signed by them.

1.         Location of the Leased Workshops:

The leased workshops are located in the Standard Factory Building Area of Sichuan Chengdu Export Processing Zone (West Side) and include the whole of No.2 Building and the second floor as well as the reception hall on the first floor of No.5 Building.

2.         Area of the Leased Workshops:

The area of the leased workshops leased by Party B is 17,571 square meters (among which, No.2 Building covers 13,638 square meters, the second floor and the first floor of No.5 Building occupies 3,852 square meters and 81 square meters respectively. In case of any errors arising from the area of the leased workshops, the actually measured area shall be taken as valid). Plain-view drawings of the leased workshops shall be regarded as the appendix to this Contract.

3.         Lease Term:

3.1       The lease term shall be 60 months from January 15, 2008 to January 14, 2013.

3.2       No party shall change the terms and conditions hereof during the terms of the lease before Parties A, B and C reach unanimity through consultation.

4.         Current Status of the Leased Workshops:

Party A and Party C guarantee that Party A has all the rights and powers to lease the foregoing factory buildings and land and has the power to sign this Contract on behalf of any and all of the owners of the buildings (if any) or competent authorities of housing and land administration. Party A and Party C guarantee that there is no existing or potential litigation, arbitration, disputes or other legal proceedings concerning the land and buildings leased and remised by Party A. And there is no mortgage on the land and factory buildings owed to any banks, companies or individuals, nor any lease contract except this one and any rights and interests of any third parties.

5.         Purpose of the Leased Workshops:

5.1       The leased workshops shall be limited to the purposes of manufacturing, processing, dealing with related business and warehousing which Party B has been approved to undertake.

5.2       Party B shall notify Party C in writing 60 days prior to the expiration of this Contract in the event that it intends to extend the lease. Under the same terms Party B shall have the priority to lease the leased workshops. In this case, a new lease shall be concluded between the parties. In case that Party B has already been using the leased workshops before renewing the lease contract, the lease term shall be calculated from the date when the leased workshops was actually put into use by Party B. The rent for the extended lease shall not be higher than the price level estimated by professional organizations mutually recognized by Party A and Party B under the same conditions of the current market.

6.         Rent, Property Management Fee and Payment:

Rent and property management fee shall be calculated based on the construction area.

6.1       Rent:

6.1.1    Party A and Party C shall grant Party B 90 days of rent-free for decoration from January 15, 2008 to April 14, 2008.

6.1.2    Monthly rent shall be 10RMB/m² from April 15, 2008 to April 14, 2010.

6.1.3    Monthly rent shall be 15RMB/m² from April 15, 2010 to January 14, 2013.

6.2.      Party B shall pay 0.5% of the amount overdue as penalties every day in the event that the rent payment is delayed over one working day.

6.3       The property management fee shall be 1.5 RMB/m² every month and shall be calculated starting from April 15, 2008.

6.4       The rent and property management fee shall be paid on a monthly basis. Party B shall pay rent and property management fee for the current lease month (either in cash or by check and check amount shall have been deposited into the bank account). Payment shall be made before the 10th of every month. Party C shall transfer the non-operating receipts or invoices issued by Party A to Party B within 15 working days after Party A’s receipt of the payment.

Bank Account Number designated by Party A for Party B’s payment: 51001406137050111277

Account Name: Chengdu Gaoxin Construction Development Co., Ltd.

Issuing Bank: Gaoxin Branch of China Construction Bank

6.5       Party A or Party C shall not charge any parking fee for motor vehicles of Party B and its employees.

7.         Guarantee:

7.1       Party B shall pay a lease guarantee of RMB 80,000 (eighty thousand RMB in total) to Party A within 5 days from the date of signing this Contract. The guarantee shall be refunded by Party A to Party B in a lump sum upon the expiration date of this lease provided that Party C confirms, upon inspection and acceptance, that Party B has not damaged the building structure, changed the outside façade images and the interior layout of the factory buildings during the lease term. Party A shall issue a financial receipt for the guarantee.

The bank account number, name of the account and issuing bank designated by Party A for Party B making payments shall be consistent with the provisions under Article 6.4.

7.2       Within 5 working days after the date of the delivery of the workshops, Party B shall pay water and electricity deposit of 5 RMB/square meter to Party C according to the area of the workshop. This deposit shall total RMB 87,855 (RMB eighty-seven thousand eight hundred and fifty-five). The deposit shall be refunded by Party C to Party B in a lump sum on the expiration date of this lease provided that Party C verifies and confirms that Party A has not owed any water and electricity fees and overdue fine during the lease term.

Bank Account Number designated by Party C to Party B for payments: 511610015018001658252

Name of Account: Financial Centralized Receipt and Payment Center of Chengdu Gaoxin District (Export Processing Zone)

Issuing Bank: Gaoxin Branch of Communication Bank of China

8.         Status and Delivery Time of the Leased Workshops:

8.1       Status of the Workshops at the time of the Delivery:

Within 90 working days from the date of signing this Contract, Party A and Party C shall make sure that the workshops meet the following conditions:

8.1.1    The external walls have been re-painted;

8.1.2    The waterproof has been repaired and there exists no water leakage;

8.1.3    The elevators are in place and ready for use. The elevators are required as follows:

There are two elevators installed in the Building 2 and one elevator installed at the specified position in Building 5 by Party B. All the foresaid elevators shall be freight elevators with a load capacity of no less than 2,800 kilograms.

8.1.4    Party A and Party C shall ensure that electricity supply in Building 2 and Building 5 is in good condition. Within 90 working days from Party B’s provision of relevant technical parameters about the transformer to Party A and Party C, Party A and Party C shall complete the configuration of the power and make it available and Party C shall ensure power supply during Party B’s decoration.

The requirements for power specified by Party B are as follows:

Building 2 and Building 5 shall receive power from different transformers.

A specific-purpose transformer shall be installed in Building 2 and a power supply of 2,500 KVA shall be provided by two transformers, each of 1,250 KVA respectively. Party A shall bear the expenses incurred by the transformer and high voltage transmission lines. The area of Building 5 leased by Party B shall be provided with a power supply of 630 KVA. Party A and Party C shall connect the transmissions line into the switchgear of Party B and relevant expenses shall be born by Party A.

8.1.5    Party A and Party C shall ensure that the original fire protection system of the leased workshops is in line with national standards.

8.2       Delivery Time:

Within 5 working days from the date of signing this Contract, Party C shall deliver the leased workshops to Party B and ensure that the workshops are able to fulfill all the purposes. Party B shall not be admitted into and decorate the leased workshops until it has checked and confirmed all the facilities attached to the leased workshops one by one and completed handover procedures with Party C.

9.         Rights and Obligations of the Three Parties:

9.1       Party A and Party C shall undertake confidentiality obligations with respect to Party B’s commercial secrets and other secrets obtained. They are not allowed to disclose the foresaid information to any third party without prior written consent of Party B.

9.2       During the lease term, Party A and Party C shall ensure that the leased workshops and attached facilities are in normal operating conditions and safe state. They also shall make sure that the quality of the workshops and environmental monitoring are in line with the national industrial plant construction standards. At the same time, they shall also see to it that their disposal and administrative behavior with respect to the leased workshops shall not prejudice the legal rights and interests of Party B.

9.3       In the event that Party A intends to sell the leased workshops, Party B shall have the priority in purchasing the leased workshops under the same conditions of the market price.

9.4       Party B is allowed to decorate the leased workshops only after it has sent application and decoration program to Party C and obtained relevant consent. Within 5 working days from the date of receiving the decoration program, Party C shall give a written reply to Party B. Party C’s failure of sending a written reply or sending it after the foresaid term shall mean that Party C has approved Party B’s application. Party C shall not turn down Party B’s decoration application without due causes. In case of Party C’s refusal, Party C shall give relevant reasons. Party B may require the decoration team to pay a deposit of RMB 20,000 (RMB twenty thousand) to Party C, which shall be refunded by Party C in a lump sum provided that Party C has carried out on-site inspection and confirmed that Party B hasn’t damaged the buildings’ structure and the outside façade images of the leased workshops during the construction period. Party B shall pile up the waste created during the decoration at specified locations designated by Party C. It shall clean up and remove all the waste after completing the decoration work, or entrust Party C to clean up and remove all the waste, the cost of which shall be paid by Party B.

9.5       Upon the expiration date when Party B returns the leased workshops to Party C, Party B shall restore the leased workshops to their original state upon Party C’s demand. Party B shall not charge for the decoration materials which can not be dismantled from the leased workshops upon Party C’s requirement.

9.6       In the event that Party B is required to terminate this contract ahead of schedule by Party A or Party C, it shall not be bound by the provisions of Article 9.5 with the exception that Party B has failed to comply with property management regulations and other management systems of Party C and Party C believes that it’s a serious offense with bad influence on the management over the whole area.

9.7       Party B shall not set up billboards and other promotional plates on the leased workshops before it has sent the application to Party C and obtained consent. Within 5 working days from receiving the application, Party C shall reply in writing to Party B. Party C’s failure to make a written reply or make such reply within the above mentioned time limit shall mean that Party C has agreed to Party B’s application. Party C shall lay out relevant reasons if it turns down Party B’s foresaid application.

Party B is not required to pay any expenses to Party A or Party C while making billboards and other promotional plates.

9.8       Party B shall not set up mortgages, guarantees and other security interests for any third party on the leased workshops during the lease term.

9.9       Party B shall enjoy priority of renting the remaining area of Building 5 under the same conditions.

9.10     Party C shall coordinate with Chengdu Customs in an effort to provide facility for Party B to transport materials during Party B’s decoration period.

10.       Maintenance and Management of the Leased workshops:

During the lease term, Party C shall be responsible for the maintenance and management of the main structure of the leased workshops, roofs, doors and windows, original facilities and pipelines inside the buildings through combination of management and use. In case of any malfunction, Party B shall notify Party C for maintenance. In the event that Party C fails to start repair within 3 working days after receiving the notice, Party B shall do the repair on its own or entrust others to do the repair, the incurred expenses of which shall be born by Party A. Where damage caused by improper use or deliberate destruction by Party B, Party B shall be responsible for the maintenance and bear the costs incurred.

11.       Property Management:

11.1     Service Scope of Party C’s Property Management:

(1)       Daily management of pipeline’s water supply and external sewage disposal of the leased workshops;

(2)       Operation management and maintenance of shared distribution facilities in the workshop area;

(3)       Security management outside the leased workshops (internal security of Party B to be taken care of by Party B itself) and security work for the park;

(4)       Cleaning and hygiene, greening work for public places;

(5)       Disposal and treatment of household waste;

(6)       Other special services designated by Party B and charged by the agreed fee.

11.2     Party B shall verify the written notice sent from Party C each month and pay Party C for utility bills for the water and electricity actually consumed in a timely manner.

12.      Responsibility of Breach of Contract:

12.1     Where one party commits any material breaches of this contract, the other party shall have the right to terminate the contract and ask for indemnity.

12.2     Party B shall have the right to terminate this Contract in case that Party C fails to perform its obligations under Property Management Regulations and causes great influence upon Party B’s production and operations. It shall also have the right to require Party C to compensate the incurred losses.

12.3     Party C shall pay a daily fine at 1% of the rent for half a year in the event that Party C fails to deliver the leased workshops under this Contract.

12.4     Party A and Party C shall not terminate the contract unless Party B makes material breaches of the related provisions of this lease. Where Party A and Party C intend to terminate the contract by any reason except the foresaid ones, Party A shall pay Party B the moving expenses that Party B has incurred and those for moving into to another workshop. Where Party B fails to comply with property management regulations and other management systems of Party C and Party C believes that it’s a serious case with bad influence on the management over the whole area, Party A shall not pay Party B the foresaid expense.

13.       Termination of This Contract:

In the case of any of the following circumstances, Party B may terminate this contract and the lease after sending notice to Party A three months in advance:

(1)       Party B terminates its operations;

(2)       Party B no loner needs to rent the leased workshops for there are some changes to its business scope;

(3)       The leased workshops are forced to be relocated on account of government planning;

(4)       Other conditions not caused by Party B leading to the situations where it is not necessary or impossible for Party B to rent the workshops.

Party B terminating the contract because of the foresaid circumstances shall not be deemed as having breached this contract.

14.       Admission:

14.1     Representatives designated by Party A and Party C shall be admitted into the leased workshops to carry on their work in the time mutually agreed upon with the prior consent of Party B.

14.2     Employees of Party A and Party C shall observe and comply with regulations concerning safety and health while they are admitted and carry on their work. Harmful substances and hazardous substances are not allowed to be brought into the workshop and stored there.

14.3     Party A and Party C shall ensure that water-supply and waste emission pipeline will work properly in the adjacent areas. Party A shall bear the expenses and losses incurred by Party B’s failure to fulfilling the foregoing conditions.

15.       Complement and Installation:

During the course of performance of this Contract, Party B shall not install and establish auxiliary equipment and facilities without prior consent of Party C after submitting the installation scheme to Party C for approval ahead of schedule. Upon expiration of the contract, Party B shall have the right to disassemble and remove any installation equipment for the leased workshops and shall handover the leased workshops to Party A in its original conditions.

16.       Other Terms & Conditions:

Matters not covered under this contract shall be settled in a supplementary agreement between the three parties, which shall have the equal legal force.

Party A, Party B and Party C hereby make the representation that they shall keep the contents contained in this contract strictly confidential. The terms and conditions contained herein are applicable to the standard workshops leased by Party B and shall not be applied to other leased workshop projects within the processing zone.

During the lease term and the period of extended lease, Party A and Party C shall not sell the leased workshops to any other fourth Party.

Management regulations and the other management systems for Party C’s property referred hereto shall be acknowledged and agreed to by Party A in advance.

Current conditions and demands for the leased workshops and attached facilities shall be confirmed by Party A, Party B and Party C hereof in the appendix, which shall be an integral part of this contract

17.       Contract Text:

This contract is made in three copies and Party A, Party B and Party C shall hold one copy each, which shall have the same legal force.

18        Applicable Laws and Dispute Resolution:

This contract shall be governed by the laws of the People’s Republic of China. In case of any dispute arising out of the interpretation and performance of this Contract, Party A, Party B and Party C shall consult each other for a settlement. Where no settlement can be reached, any party may submit the dispute to Chengdu Arbitration Commission for arbitration.

19.       Entry into Force of This Contract:

This contract shall come into force on the date of signing and sealing by the three parties hereto or their authorized representatives.

Party A (stamped and sealed): Chengdu Gaoxin Construction Development Co., Ltd.

Legal Representative (Signature):

Time:

Party B (stamped and sealed): Fiberxon (Chengdu) Technology Co., Ltd.

Legal Representative (Signature):

Time:

Party C (stamped and sealed): Administration Office of Sichuan Chengdu Export Processing Zone

Legal Representative (Signature):

Time: